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                                                                    EXHIBIT 99.1

[FBR LOGO APPEARS HERE]

For Immediate Release
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
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Investor Contact: Kurt R. Harrington (703)-312-9647 or kharrington@fbr.com
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                   Friedman, Billings, Ramsey Group Reports
                          First Quarter 2001 Results


ARLINGTON, Va., April 26, 2001 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported a net loss of $6.1 million, or $(0.12) diluted per share for the quarter ended March 31, 2001, versus net income of $6.4 million, or $0.12 diluted per share for the same quarter last year.

Revenues (excluding technology venture capital gains and losses) for the first quarter were $29.6 million compared with $25.0 million for the first quarter of 2000. Reported revenues were $22.5 million compared with $66.2 million for the first quarter of 2000.

"The deterioration of values in the technology sector, specifically in some of the private company holdings of our venture funds, contributed $5 million of the loss in the quarter," said Chairman and Co-Chief Executive Officer Emanuel J. Friedman. "Importantly, we began to see renewed activity in our other three sectors - financial services, real estate and energy - in the first quarter. We are disappointed with the loss this quarter, however since inception our technology venture capital efforts have generated excellent returns for our shareholders. As of March 31, 2001, FBR's investment in our technology venture capital funds was $17.4 million."

The company reported institutional brokerage revenue of $12.5 million, up from $11.7 million in the first quarter of 2000; base asset management fee revenue of $2.9 million, up from $2.2 million in the first quarter of 2000; and interest, dividends, and other revenue of $2.2 million, up from $2.0 million in the first quarter of 2000.

"In this quarter we saw continued growth in our predictable revenue streams, including institutional brokerage, base asset management fees, and spread income," said Vice Chairman and Co-Chief Executive Officer Eric F. Billings. "These revenue streams were running at an annualized run rate of $70.4 million in the quarter, " he said.

"We are also encouraged to see the return of capital to sectors such as financial institutions, real estate and energy," Mr. Billings continued. "In 1998 we were one of the last investment banks to execute transactions in the financial and REIT sectors before the market break that virtually closed the capital markets to new issues in these sectors. And we were the first to execute transactions again in the first quarter of 2001, with three lead-managed mortgage REIT transactions. Indeed, we are encouraged by the level of activity in our investment banking business and by the growth in our institutional brokerage and asset management businesses," he said.

During the quarter, FBR announced the opening of new offices in Dallas and New York. At the end of the quarter, the company also announced the opening of an office in Cleveland and the completion of its previously-announced acquisition of Money Management Associates (MMA) and Rushmore Trust and Savings (now FBR National Bank & Trust). First quarter results reflect no revenues from these new initiatives.

FBR had 49.4 million common shares outstanding, shareholders' equity of $211.0 million, and book value per share of $4.27 as of March 31, 2001. Total assets as of March 31, 2001, were $238.0 million, including cash and liquid assets of $84.5 million. ($17.5 million was subsequently used to acquire MMA and Rushmore).

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern
Time) via: http://www.vcall.com/NASApp/VCall/EventPage?ID=73600. Replays of the webcast will be available afterward.
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Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a financial holding company for investment banking, institutional brokerage, specialized asset management, and banking products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a range of proprietary financial products and services. Headquartered in the Washington metropolitan area, FBR has offices in Arlington and Reston, Va., Bethesda, Md., Boston, Charlotte, Chicago, Cleveland, Dallas, Irvine, Ca., New York, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.

     Statements concerning future performance, developments, or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings and advisory services, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.
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Note to Editors: 1 page of financial information follows this page.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

                                                                        Three months ended
                                                                              March 31,

                                                                  2001      %         2000      %
                                                                -------   -----     -------   -----
REVENUES:
Investment banking                                              $ 9,898    44.1%    $16,696    25.2%
Institutional brokerage                                          12,537    55.8%     11,677    17.6%
Asset management                                                 (2,222)   -9.9%     35,877    54.2%
Interest, dividends and other                                     2,240    10.0%      1,993     3.0%
                                                                -------   -----     -------   -----
 Total revenues                                                  22,453   100.0%     66,243   100.0%
                                                                -------   -----     -------   -----
EXPENSES:
Compensation and benefits                                        16,251    72.4%     46,223    69.8%
Business development and professional services                    5,326    23.7%      4,617     7.0%
Interest                                                             81     0.4%        222     0.3%
Other                                                             6,934    30.9%      6,625    10.0%
                                                                -------   -----     -------   -----
 Total expenses                                                  28,592   127.3%     57,687    87.1%
                                                                -------   -----     -------   -----
 Net (loss) income before income taxes                           (6,139)  -27.3%      8,556    12.9%

Provision for income taxes                                            -     0.0%      2,139     3.2%
                                                                -------   -----     -------   -----
 Net (loss) income                                              $(6,139)  -27.3%    $ 6,417     9.7%
                                                                =======   =====     =======   =====

Basic (loss) earnings per share                                 $ (0.12)            $  0.13
                                                                =======             =======
Diluted (loss) earnings per share                               $ (0.12)            $  0.12
                                                                =======             =======

Weighted average shares - basic                                  49,389              49,021
                                                                =======             =======
Weighted average shares - diluted                                49,389              51,353
                                                                =======             =======